                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statement on Form S-8 listed below of RMI Titanium Company of our report dated January 26, 1996, appearing on page 20 of this annual report on Form 10-K.

     File No. 33-38247 Relating to the RMI 1989 Employee Restricted Stock Award Plan

     File No. 33-36248 Relating to the RMI 1989 Stock Option Incentive Plan

     File No. 33-38340 Relating to the RMI Bargaining Unit Employees Savings and Investment Plan

     File No. 33-38339 Relating to the RMI Savings and Investment Plan

     File No. 33-63025 Relating to the RMI Titanium Company 1995 Stock Plan

Price Waterhouse LLP
Pittsburgh, Pennsylvania

April 26, 1996